UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2010
PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 784-7777
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Bonuses Awarded to John V. Giovenco, Former Interim Chief Executive Officer
At a meeting of the Board of Directors (the “Board”) of Pinnacle Entertainment, Inc. (the “Company”) held on March 29, 2010, the Board approved a cash bonus of $125,000 to John V. Giovenco upon completion of his service as Interim Chief Executive Officer of the Company from November 2009 to March 2010.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At a meeting of the Board of the Company held on March 29, 2010, the Board adopted certain amendments to the Company’s Bylaws and restated the Company’s Bylaws in their entirety. The amendments to the Company’s Bylaws became effective immediately upon their adoption by the Board. The changes to the Bylaws include:
•	Article I (Stockholders), Section 2 (Annual Meetings), Paragraph 4 (Record Stockholder’s Notice): This section was amended to require in a record stockholder’s notice a statement whether the person nominated for election or re-election as a director by the stockholder, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon (i) such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and (ii) the acceptance by the Board of such resignation.
•	Article II (Board of Directors), Section 1 (Number, Election and Term of Directors): This section was amended to change the vote required for election of directors from the plurality standard to a majority vote standard, except in the event of a contested election in which a plurality standard would apply.
•	Article II (Board of Directors), Section 2 (Chairman of the Board): This section was amended to provide that the Chairman of the Board shall neither be the current Chief Executive Officer of the Company nor any other current employee of the Company.

Certain non-substantive language and conforming changes and other technical edits and updates were made to the Bylaws. In addition, the Company conformed its Corporate Governance Guidelines in a manner consistent with the amendments to the Bylaws to provide, among other things, (i) that the Chairman of the Board shall neither be the current Chief Executive Officer of the Company nor any other current employee of the Company, (ii) for a majority voting standard in uncontested elections of directors and (iii) the establishment of a director resignation policy, whereby incumbent directors tender an irrevocable resignation to be effective only if such director fails to receive the required vote for election and such resignation is accepted by the Board. A copy of the Corporate Governance Guidelines is posted on the Company’s website at www.pnkinc.com under the link “Investor Relations”.
The summaries above and this item 5.03 are qualified in their entirety by the Restated Bylaws, which is filed as Exhibit 3.2 hereto and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

Exhibit 3.1	Restated Bylaws of Pinnacle Entertainment, Inc., as of January 13, 2010.

Exhibit 3.2	Restated Bylaws of Pinnacle Entertainment, Inc., as of March 29, 2010.

SIGNATURES
Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)
Date: April 2, 2010	By:	/s/ John A. Godfrey
John A. Godfrey
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 3.1	Restated Bylaws of Pinnacle Entertainment, Inc., as of January 13, 2010.

Exhibit 3.2	Restated Bylaws of Pinnacle Entertainment, Inc., as of March 29, 2010.